As filed with the Securities and Exchange Commission on April 16, 2008.

REGISTRATION NO. 333-45132

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO.1

TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3241270 (I.R.S. Employer Identification No.)

6625 The Corners Parkway, Suite 100 Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Tashia L. Rivard General Counsel and Secretary Vyyo Inc. 6625 The Corners Parkway, Suite 100 Norcross, Georgia 30092	Copies to:	Stephen C. Waterbury Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(Name and Address of Agent For Service)

(678) 282-8000

(Telephone Number, Including Area Code, for Agent For Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer (as defined in Exchange Act Rule 12b-2), an accelerated filer (as defined in Exchange Act Rule 12b-2), a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

REMOVAL OF SECURITIES FROM REGISTRATION AND

TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to Form S-1 Registration Statement deregisters all shares registered pursuant to, and terminates the effectiveness of, the Registrant’s Form S-1 Registration Statement (No. 333-45132).  The Registrant is filing this amendment in connection with the suspension of its reporting obligations under Section 15(d) of the Securities and Exchange Act of 1934.

Item 16.  Exhibits

Exhibit Number	Description

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 16th day of April, 2008.

VYYO INC.

By:	/s/ Wayne H. Davis
Wayne H. Davis Its Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wayne H. Davis	Chief Executive Officer (Principal Executive Officer)	April 16, 2008
Wayne H. Davis

/s/ Robert K. Mills	Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2008
Robert K. Mills

/s/ Davidi Gilo	Chairman of the Board and Director	April 16, 2008
Davidi Gilo*

/s/ James A. Chiddix	Vice Chairman of the Board and Director	April 16, 2008
James A. Chiddix*

/s/ Margaret A. Bellville	Director	April 16, 2008
Margaret A. Bellville*

/s/ Ronn Benatoff	Director	April 16, 2008
Ronn Benatoff*

/s/ Lewis S. Broad	Director	April 16, 2008
Lewis S. Broad*

	Director	, 2008
Neill H. Brownstein

/s/ Avraham Fischer	Director	April 16, 2008
Avraham Fischer*

	Director	, 2008
Samuel L. Kaplan

/s/ Benita Fitzgerald Mosley	Director	April 16, 2008
Benita Fitzgerald Mosley*

/s/ Alan L. Zimmerman	Director	April 16, 2008
Alan L. Zimmerman*

*By	/s/ Tashia L. Rivard
Tashia L. Rivard, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Powers of Attorney.